                                                                     Exhibit 4.5

                                                                  EXECUTION COPY

                       FOURTH AMENDMENT TO SECOND AMENDED
                           AND RESTATED LOAN AGREEMENT

         THIS FOURTH AMENDMENT to the SECOND AMENDED AND RESTATED LOAN AGREEMENT dated as of October 31, 2003 between EMS TECHNOLOGIES, INC. (formerly Electromagnetic Sciences, Inc.), a Georgia corporation (the "Borrower"), and SUNTRUST BANK (f/k/a SunTrust Bank, Atlanta), a Georgia banking corporation (the "Lender").

                                   WITNESSETH:

         WHEREAS, the Borrower and the Lender have entered into the Second Amended and Restated Loan Agreement dated as of November 9, 1998, as amended by the First Amendment and Consent dated as of January 29, 1999, by the Second Amendment to the Second Amended and Restated Loan Agreement dated as of February 24, 1999 and by the Third Amendment to the Second Amended and Restated Loan Agreement dated as of July 31, 2001 (as so amended, the "Agreement");

         WHEREAS, the Borrower and the Lender have agreed on the terms and conditions as hereinafter set forth, to amend the Agreement (a) to extend the Commitment Termination Date to August 31, 2004, (b) to amend certain definitions therein and (c) to make certain other changes to the Agreement in connection with the execution and delivery of the Security Agreement; and

         WHEREAS, pursuant to Section 4.12 of the Agreement, the Lender is requiring the Borrower and each Domestic Subsidiary Guarantor, which on the date of this Fourth Amendment is only LXE Inc., to enter into a Security Agreement substantially in the form of Exhibit A attached to this Amendment.

         NOW, THEREFORE, for and in consideration of the mutual premises, covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINED TERMS. Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

SECTION 2. AMENDMENTS TO AGREEMENT. The Agreement is hereby amended as follows:


         (A) Section 1.1(a) is hereby amended by deleting in the first sentence thereof "November 30, 2003 (the " Commitment Termination Date")" and substituting "August 31, 2004 (the "Commitment Termination Date")" therefor. It shall be understood and agreed by all parties hereto that hereafter all references to "Commitment Termination Date" in the Agreement, the Facility B Note and all other Loan Documents shall mean August 31, 2004.

         (B) Section 7.1(j) is hereby amended by deleting the existing language in its entirety and substituting the following therefor:

                           (j) Any Loan Document, at any time after its execution and delivery, for any reason shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or any Subsidiary Guarantor, or the Borrower or any Subsidiary Guarantor shall deny that it has any further liability or obligation, or shall fail to perform its obligations, under any Loan Document to which the Borrower or any Subsidiary Guarantor is a party (except in each case where a Subsidiary Guarantor party to any Loan Document is permitted to be merged into another Person without being the surviving corporation pursuant to Section 5.2 hereof);

         (C)      Section 8.1 is amended by:

                  (1) Deleting the existing definition of "Applicable Margin" and substituting the following therefor:

                               "Applicable Margin" shall mean (a) with
                               respect to LIBOR Advances, 3.00% per annum and (b) with respect to Base Rate Advances, 0.00% per annum..

                  (2) Adding a new definition in the appropriate alphabetical order:

                           "Security Agreements" shall mean, collectively, (a) that certain Commercial Security Agreement dated as of October 31, 2003 between the Borrower and the Lender, and (b) that certain Commercial Security Agreement dated as of October 31, 2003 between LXE Inc. and the Lender, each as amended, supplemented or otherwise modified.

SECTION 3. ACKNOWLEDGMENT OF SUBSIDIARY GUARANTORS. The Domestic Subsidiary Guarantor under the Domestic Subsidiary Guaranty and EMS Technologies Canada, Ltd. under the CAL Corporation Guaranty, by their execution of this Fourth Amendment, hereby acknowledge and agree to the terms and conditions hereof and hereby confirm that each of the Domestic Subsidiary Guaranty and the CAL Corporation Guaranty dated November 9, 1998 remains in full force and effect.

SECTION 4. CONDITIONS PRECEDENT. This Fourth Amendment shall become effective upon the receipt by the Lender of (i) this Fourth Amendment duly executed by the Borrower and acknowledged by the Subsidiary Guarantors pursuant to Paragraph 3 of this Fourth Amendment, (ii) the Security Agreements, duly executed by each of the Borrower and LXE Inc., respectively, and (iii) a certificate of the Secretary or Assistant Secretary of each of the Borrower and LXE Inc. attaching and certifying copies of the resolutions of its respective boards of directors, authorizing the execution, delivery and performance of this Amendment in the case of the Borrower only and in each case, the Security Agreement to which it is a party, and certifying the name, title and true signature of each officer of each of the Borrower and LXE Inc. executing this Amendment, in the case of the Borrower and in each case, the Security Agreement to which it is a party.

SECTION 5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants, on and as of the date of this Fourth Amendment, that:

         (a) The execution and delivery by Borrower of this Fourth Amendment and the Security Agreement to which it is a party are within the corporate authority of Borrower, have been duly authorized by all requisite shareholder and corporate action on the part of Borrower and do not and will not
(i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or by-laws of Borrower, or any indenture, material agreement or other material instrument to which Borrower is a party or by which Borrower or any of its properties is bound, or (ii) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, material agreement or other material instrument. Each of this Fourth Amendment and the Security Agreement to which it is a party has been duly executed by the Borrower.

         (b) The Agreement, as amended by this Fourth Amendment, remains in full force and effect and constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditor's rights.

         (c) After giving effect to this Fourth Amendment, no Default or Event of Default exists.

SECTION 6. MISCELLANEOUS PROVISIONS.

         (a) RATIFICATION. The Borrower hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Agreement, as hereby amended, effective as of the date hereof.

         (b) COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all counterparts, taken together, shall constitute but one and the same document.

         (c) GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURES APPEAR ON FOLLOWING
                                     PAGE]

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Fourth Amendment as of the date first above written.

                             EMS TECHNOLOGIES, INC.

                             By_____/s/_________________________________________
                                  Name: Don T. Scartz
                                  Title: Executive Vice President and Chief
                                  Financial Officer

                             SUNTRUST BANK

                             By_________________________________________________
                                  Name: Brian K. Peters
                                  Title: Managing Director

Acknowledged and agreed to this
31st day of October, 2003.

"SUBSIDIARY GUARANTOR"

LXE Inc.

By___/s/__________________________
Name: William S. Jacobs
Title: Vice President

EMS Technologies Canada, Ltd. f/k/a CAL Corporation

By __/s/__________________________
Name: William S. Jacobs
Title: Vice President

[SUN TRUST LOGO]                                   COMMERCIAL SECURITY AGREEMENT
                       INVENTORY, ACCOUNTS, EQUIPMENT, GENERAL INTANGIBLES, ETC.

This Security Agreement dated as of 31 , 2003 , by LXE INC.

________________(the "Owner") for the use and benefit of SunTrust Bank, its present and future affiliates and their successors and assigns ("SunTrust") provides:

In order to induce SunTrust from time to time to enter into agreements with and to extend or continue to extend credit to

EMS TECHNOLOGIES, INC.

(and any one or more and any combination if more than one, the "Borrower"), the Owner (which may include the Borrower) hereby grants, sells, assigns, transfers and conveys to SunTrust, a security interest in the Collateral and all Proceeds (as such term is defined in the Uniform Commercial Code), products, rents and profits thereof and all substitutions and replacements therefore and all revenues from the right to use the Collateral to secure the prompt payment and performance of any and all liabilities, obligations, agreements and undertakings of Borrower to SunTrust (and, in addition, all liabilities, obligations, agreements and undertakings of Owner, or any one or more of them, to SunTrust if Owner and Borrower are not the same person or entity) in any amount, whether now existing or hereafter arising, including those owed by Borrower or Owner to others and acquired by SunTrust through purchase, assignment or otherwise, however created, evidenced or arising, whether individually or jointly with others, and whether absolute or contingent, direct or indirect, as maker, endorser, guarantor, surety or otherwise, liquidated or unliquidated, matured or unmatured, whether or not secured by other collateral, and including, without limitation, (a) all obligations and liabilities of the Borrower under the Second Amended and Restated Loan Agreement dated as of November 9, 1998 (as amended, supplemented or otherwise modified thereafter, the "Loan Agreement"), (b) all obligations and liabilities of the Borrower under the Demand Note dated June 27, 2000 (as amended, supplemented or otherwise modified thereafter, the "Demand Note"), (c) all obligations to perform or forbear from performing any acts, (d) all overdrafts on deposits or accounts maintained by Borrower or Owner with SunTrust, (e) all liabilities, obligations, agreements and undertakings of Borrower or Owner to SunTrust pursuant to any interest rate hedge agreement or other derivative transaction agreement or application or other agreement requesting SunTrust to issue any letter of credit including, without limitation, the obligation of Borrower or Owner to reimburse SunTrust for all amounts funded by SunTrust pursuant to any such letter of credit and (f) all costs of collection and protection of SunTrust's rights, including attorneys' fees (in the amount of 15% of the principal and interest secured hereby if this agreement is governed by the laws of Georgia), whether such collection or protection occurs prior to, during, or after any bankruptcy proceedings filed by or against any Obligor (as such term is defined below) (all the foregoing being hereinafter collectively referred to as the "Obligations").

COLLATERAL. As used in this Security Agreement, the term "Collateral" shall mean the following, whether now existing or hereafter acquired:

Check all that are applicable (IF THE COLLATERAL IS NOT SPECIFICALLY DESIGNATED BY A CHECK MARK, THE OWNER GRANTS SUNTRUST A BLANKET SECURITY INTEREST):

   [ ] Blanket               ALL ASSETS of Owner, as more particularly described
       Security              herein, and including but not limited to, all
       Interest Covering     "Accounts,"  "Inventory," furniture, fixtures and
       All Assets            "Equipment," goods, deposit accounts, instruments,
                             documents, commercial tort claims, letter of credit rights, investment property, chattel paper,
                             "General Intangibles" and all supporting obligations relating to Accounts, chattel paper, documents, "General Intangibles", instruments and investment property (as all such terms are defined herein and in the Uniform Commercial Code).

                              [ ] All or a portion of the Collateral will be
                             attached as a fixture to real property located at:

                              _________________________________________________

                              and such real property is owned by ____________.

   [ ] Accounts and          All of the Owner's "Accounts," , supporting chattel
       General               paper, documents, instruments and money, returned
       Intangibles           and unearned insurance premiums, tax refunds,
                             contract rights, returned goods, reclaimed and repossessed goods, all "General Intangibles" and all supporting obligations related to Accounts and General Intangibles (as all such terms are defined herein and in the Uniform Commercial Code).

   [X] Inventory,            All of the Owner's "Inventory", all returned goods,
       Accounts,             reclaimed and repossessed goods, whether or not in
       Payment               the Owner's possession or control, in transit, in
       Intangibles, etc.     storage, or hereafter acquired by way of
                             replacement, substitution, addition or otherwise,
                             "Accounts", chattel paper, documents, instruments and money, returned and unearned insurance premiums, tax refunds, contract rights, software, all "Payment Intangibles" and all supporting obligations related to Accounts, chattel paper, documents, instruments and Payment Intangibles (as all such terms are used herein and in the Uniform
                             Commercial Code).

   [ ] Furniture,            All of the Owner's furniture, fixtures and
       Fixtures              "Equipment," and leasehold improvements, and
       and                   including but not limited to, all leases, rental
       Equipment             agreements, chattel paper, rental payments and
                             insurance proceeds together with all accessories, accessions, attachments, parts, replacements, substitutions, improvements, repairs installed in or affixed thereto (as all such terms are used herein and in the Uniform Commercial Code).

                             [ ] All or a portion of the Collateral will be attached as a fixture to real property located at:

                             __________________________________________________

                             and such real property is owned by  _____________ .

REPRESENTATIONS AND WARRANTIES. The Owner represents and warrants to SunTrust as follows:

         a. The Owner is and will continue to be the absolute owner of the Collateral and there are no other liens or security interests affecting the Collateral other than the security interest granted in this Security Agreement except those previously disclosed to SunTrust in writing by the Owner; This Security Agreement has been duly executed and delivered by Owner and constitutes a valid and binding obligation of Owner and is enforceable against Owner in accordance with its terms; If the Owner is acting in the capacity of trustee, administrator or executor of an estate, such fact shall be disclosed and satisfactory evidence of capacity and authorization shall be provided to SunTrust;

         b. The Owner will defend the Collateral against the claims and demands of all parties. The Owner will not, without prior written consent of SunTrust, grant any security interest in the Collateral and will keep it free from any lien, encumbrance or security interest;

         c.       Check and complete the section which applies.

                  [ ]The Owner is an individual above the age of majority and has the legal capacity to enter into this Security Agreement and the Owner's principal residence is located in the state of _____________ ;

                  [ ]The Owner is a corporation duly organized and existing under the laws of the state of Georgia; and the Owner's Organizational Identification Number is K638969 . The Owner is duly qualified and in good standing as a foreign corporation in every jurisdiction where such qualification is necessary; the execution and performance of this Security Agreement have been duly authorized by action of its Board of Directors, no action of its shareholders being necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or its Articles of Incorporation, Shareholder Agreement, By-Laws or other agreements to which it is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement;

                  [ ] The Owner is a registered partnership, limited liability company or other registered entity organized under the laws of the state of and the Owner's Organizational Identification Number is__________ . The Owner is duly qualified and in good standing to do business in every jurisdiction where qualification is necessary; the execution and performance of this Security Agreement have been duly authorized by its partners/ members/managers as applicable and no further action of any party is necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or any partnership agreement, articles of organization, operating agreement or other agreement to which it is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement;

                  [ ] The Owner is an entity which is not registered; the execution and performance of this Security Agreement have been duly authorized by all necessary party/ies and no further action of any party is necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or agreement to which Owner is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement; the Owner's place of business (if only one place of business) or chief executive office (if more than one place of business) is located in the state of ____________ ;.

         d. All information supplied and statements made to SunTrust in any financial or credit statement or application are true, correct, complete, valid and genuine in all material respects;

         e. [ ] (Check ,if applicable) The Owner further represents that the Collateral is being acquired with funds simultaneously advanced to the Borrower by SunTrust, and such funds will be used for no other purpose;

         f. No part of the Collateral has been, and never will be so long as this Security Agreement remains a lien on the Collateral, used for the generation, collection, manufacture, storage, treatment, disposal, release or threatened release of any hazardous substance, as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C., Section 9601, et seq. ("CERCLA"), Superfund Amendments and Reauthorization Act ("SARA"), applicable state laws, or regulations adopted pursuant to either of the foregoing, except in the ordinary course of manufacturing and repair operations that are performed in full compliance with applicable provisions of all such laws and regulations. The Owner agrees to comply with any federal, state or local law, statute, ordinance or regulation, court or administrative order or decree or private agreement regarding materials which require special handling in collection, storage, treatment or disposal because of their impact on the environment ("Environmental Requirements"). The Owner agrees to indemnify and hold SunTrust harmless against any and all claims, losses and expenses resulting from a breach of this provision of this Security Agreement and the Owner will pay or reimburse SunTrust for all costs and expense for expert opinions or investigations required or requested by SunTrust which, in SunTrust's sole discretion, are necessary to ensure compliance with this provision of this Security Agreement. The obligation to indemnify shall survive the payment of the Obligations and the satisfaction of this Security Agreement; and

         g. All Collateral has been produced in compliance with the Fair Labor Standards Act or other applicable wage and employee law, rule, regulation or order, and that no existing or future liability shall occur as a result thereof. The Owner may contest, in good faith, the applicability of any such law, rule, regulation or order, including prosecuting any appeals, so long as SunTrust's interest in the Collateral, in the opinion of SunTrust, is not jeopardized as a result.

CHOICE OF LAW. Owner agrees that certain material events and occurrences relating to this Security Agreement bear a reasonable relationship to the laws of Georgia. To the extent permitted by applicable law, the validity, terms, performance, construction and enforcement of this Security Agreement shall be governed by the laws of such jurisdiction. Unless otherwise specified, "Uniform Commercial Code" as used herein shall refer to the Uniform Commercial Code of such jurisdiction, both current and as it may be amended or revised from time to time in the future.

COVENANTS.

         a. The Owner shall furnish to SunTrust such financial and business information and reports in form and content satisfactory to SunTrust as and when SunTrust may from time to time require.

         b. The Owner, if a corporation, shall maintain its corporate existence, and if another entity shall maintain such entity standing, in each case in good standing and shall not consolidate or merge with or acquire the stock or other ownership interest of any other corporation or entity without the prior written consent of SunTrust; the Owner shall, at the request of SunTrust, qualify as a foreign corporation or other applicable entity and obtain all requisite licenses and permits in each jurisdiction where the Owner does business.

         c. The Owner shall notify SunTrust in writing at least 30 days prior to any change of its name or structure or change in its state of residence, jurisdiction of registration or organization, principal place of business or chief executive office.

         d. The following shall apply if the Collateral consists of tangible personal property: The Owner shall maintain all of the Collateral in good condition and repair. SunTrust shall have the right to inspect the Collateral at any reasonable time and shall have the right to obtain such appraisals, reappraisals, appraisal updates or environmental inspections as SunTrust, in its sole discretion, may deem necessary from time to time. Owner will not use or permit any person or entity to use the Collateral (i) in any manner inconsistent with the provisions of this Security Agreement; or (ii) in violation of any policy of insurance issued with respect to the Collateral; or (iii) in violation of any local, state or federal law or regulation, including but not limited to any such law or regulation pertaining to the protection of the environment or the protection of the health or safety of persons or animals, and any such law or regulation pertaining to the control of drugs, narcotics or other controlled substances. If the Collateral has been used or is hereafter used in violation of the covenants and agreements contained herein, Owner shall indemnify SunTrust and hold SunTrust harmless against all claims, actions, causes of action, costs, expenses, fees and penalties in connection with such use. All such obligations and liabilities of Owner shall be included in the Obligations secured by the Collateral and shall survive payment of the Obligations and termination of this Security Agreement. Without the express prior written consent of SunTrust, Owner shall not cause or permit all or any part of the Collateral to be affixed to real property so as to become a fixture as that term is defined or interpreted in the state in which the Collateral is at any time located.

         e. The Owner will not pledge or grant any security interest in any of the Collateral to anyone except SunTrust, or permit any lien or encumbrance to attach to any of the Collateral, or any levy to be made on the Collateral, or any financing statement (except financing statements in favor of SunTrust) to be on file against the Collateral, except liens that are permitted under Section 5.1 of the Loan Agreement.

         f. Owner hereby constitutes and appoints any officer or employee of SunTrust as its true and lawful attorney-in-fact (i) to transfer the Collateral into SunTrust's name or the name of its nominee, but SunTrust's failure to do so shall not be interpreted to be a waiver of any interest, and (ii) to do and perform all other acts and things necessary, proper and requisite to carry out the intent of this Security Agreement. The power herein granted shall be deemed to be coupled with an interest and may not be revoked until the Obligations have been paid in full, including all expenses payable by Owner and no amounts may be re-borrowed.

         g. The Owner agrees to pay on demand all legal expenses and reasonable attorneys' fees (in the amount of 15% of the principal and interest secured hereby if this agreement is governed by the laws of Georgia), as permitted by applicable law, any appraisal fees and all expenses incurred or paid by SunTrust in protecting and enforcing the rights of SunTrust under this Security Agreement, including SunTrust's right to take possession of the Collateral and its proceeds, and to hold, prepare for sale, sell and dispose of the Collateral.

         h. This Security Agreement shall be a continuing agreement and shall remain in full force and effect irrespective of any interruptions in the business relations of the Borrower with SunTrust and shall apply to any ultimate balance which shall remain due by the Borrower to SunTrust; provided, however, that the Owner may by written notice terminate this Security Agreement with respect to all Obligations of the Borrower incurred or contracted by the Borrower or acquired by SunTrust after the date on which such notice is personally delivered to or mailed via registered mail to the SunTrust address set forth below and accepted by SunTrust.

                        Definitions. AS USED IN THIS SECURITY AGREEMENT:

         a. "Account" shall mean a right to payment of a monetary obligation, whether or not earned by performance (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of (ii) for services rendered or to be rendered (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided (vi) for the use or hire of a vessel under a charter or other contract or (vii) arising out of the use of a credit or charge card or information on or for use with the card. Account shall include rights to payment for real estate sold and health care insurance receivables.

         b. "Equipment" shall mean all of the Owner's tangible personal property, goods, manuals, books, records, data files, storage media, furniture, apparatus, furnishings, fittings, fixtures, machinery, motor vehicles, appliances, computer hardware, software and operating systems, and equipment, wherever located or however used, which are now owned or hereafter acquired by the Owner or in which the Owner now has or hereafter acquires any right, title or interest together with all proceeds thereof;

         c. "General Intangibles" shall mean all Payment Intangibles, choses in action, things in action, suits, actions, causes of actions, commercial tort claims and claims of every kind and nature, whether at law or in equity and all condemnation awards, insurance proceeds, customer lists, trade secrets, servicing rights, computer software and technology (including, but not limited to, all embedded software, all source and object codes and all updates of any software technology), patents and patent rights (whether or not registered), patent applications, all trade secrets relating to the inventions protected by all patents disclosed to the United States Patent and Trademark Office or otherwise known by the inventors during the examination of such patents, all information and other materials necessary to fully exploit any technology, licenses, certificated and uncertificated securities, investment property, rights to proceeds of letters of credit, letter-of-credit rights, supporting obligations of every nature, trademarks and trademark applications (whether or not registered), trade names, domain name registrations and web site designs, copyrights and copyright applications (whether or not registered), logos, engineering drawings, goodwill, all claims for income tax refunds and other payments from any local, state or federal governmental authority or agency, all licenses, permits and agreements of any kind or nature pursuant to which (i) Owner operates or has authority to operate, (ii) Owner possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or (iii) others possess, use or have authority to possess or use property (whether tangible or intangible) of Owner, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications, schematics and documents of the Owner which are now owned or hereafter acquired by the Owner or in which the Owner now has or hereafter acquires any right, title or interest, together with all proceeds thereof

         d. "Inventory" shall mean all goods which are leased or held for sale or lease or to be furnished under a contract of service or are furnished under a contract of service, all finished goods, raw materials, work in process, supplies and materials used or consumed in the Owner's business, and all contractual rights of the Owner pertaining to the Inventory, together with all proceeds thereof.

         e. "Payment Intangible" shall mean a General Intangible under which the account debtor's principal obligation is a monetary obligation.

BLANKET SECURITY INTEREST. If the Collateral is identified a Blanket Security Interest, Owner acknowledges and agrees that this Security Agreement and any financing statement filed in connection with this Security Agreement is intended to cover and does cover all assets of the Owner, wherever located, whether now owned or subsequently acquired or arising and all proceeds and products thereof and includes, but is not limited to all of the Owner's:

         a. Accounts, insurance refund claims and all other insurance claims and proceeds, tax refund claims, license fees, rents, contract rights, instruments, certificates of deposit, documents, tangible chattel paper, electronic chattel paper, promissory notes, drafts, acceptances and other forms of obligations and receivables, whether or not earned by performance;

         b.       Inventory;

         c.       Equipment;

         d.       General Intangibles;

         e. Demand, time, savings, passbook and other deposit accounts of the Owner with all banks, credit unions, savings and loan associations and other financial institutions which are now owned or hereafter acquired by the Owner or in which the Owner now has or hereafter acquires any right, title or interest (Deposit Accounts); and

         f. Commercial tort claims, letter of credit rights, awards and other payments in respect of any taking and all insurance proceeds in respect of any of the foregoing, and all monies and claims for money due and to become due to Owner under all its Accounts, contract rights, leases and General Intangibles, all investment property and financial assets, all as said terms are defined in the Uniform Commercial Code.

ACCOUNTS. If the Collateral includes Accounts, the following shall apply.

         a. The Owner warrants that each and every Account, now owned or hereafter acquired, is a bona fide existing obligation, valid and enforceable against the account debtor, for goods sold or leased and delivered or services rendered in the ordinary course of business; it is subject to no dispute, defense or offset, except as may be incidental to customer rights to warranty repairs or replacements, or to completion of deliveries or services in completion with specifications, in amounts typically incurred in the ordinary course of Owner's business; the Owner has good title to the Account and has full right and power to grant SunTrust a security interest in the Collateral and the Owner will immediately notify SunTrust of any Account to which these warranties are or become untrue; the Owner agrees that it will not permit any return of merchandise, the sale of which gave rise to any of the Accounts, except in the usual and regular course of business;

         b. The Owner shall maintain complete and accurate books of accounts and records, and its principal books of accounts and records, including all records concerning Accounts and contract rights, shall be kept and maintained at the place(s) specified above. The Owner shall not move such books of accounts and records without giving SunTrust at least 30 days prior written notice. All accounting records and financial reports furnished to SunTrust shall be maintained and prepared in accordance with generally accepted accounting principles consistently applied. It is specifically agreed that SunTrust shall have and the Owner hereby grants to SunTrust a security interest in all books of accounts and records of the Owner and shall have access to them at any time for inspection, verification, examination and audit;

                           c.       The Owner will prepare and deliver to
SunTrust, at SunTrust's request from time to time, a listing and aging of all Accounts and any further schedules or information that SunTrust may require;

         d. SunTrust shall have the right at any time to notify account debtors of its security interest in the Accounts and supporting obligations and require payments to be made directly to SunTrust. The Owner hereby appoints SunTrust and any officer or employee of SunTrust, as SunTrust may from time to time designate, as its attorneys-in-fact for the Owner, to sign and endorse in the name of the Owner, to give notice in the name of the Owner, and to perform all other actions necessary or desirable in the reasonable discretion of SunTrust to effect these provisions and carry out the intent hereof, all at the cost and expense of the Owner. The Owner hereby ratifies and approves all acts of such attorneys-in-fact and neither SunTrust nor any other such attorneys-in-fact will be liable for any acts of commission or omission nor for any error of judgment. This power being coupled with an interest is irrevocable so long as any Account or General Intangible assigned to SunTrust remains unpaid and the Borrower has any Obligations to SunTrust. The costs of such collection and enforcement, including attorneys' fees and out-of-pocket expenses, shall be borne solely by the Owner whether the same are incurred by SunTrust or the Owner;

         e. At the option of SunTrust, all payments on the Accounts received by the Owner shall be remitted to SunTrust in their original form on the day of receipt; all notes, checks, drafts and other instruments so received shall be duly endorsed to the order of SunTrust. At SunTrust's election, the payments shall be deposited into a special deposit account ("Special Account") maintained with SunTrust. SunTrust may designate with each such deposit the particular Account upon which payment was made. The Special Account shall be held by SunTrust as additional security for the Obligations. Prior to depositing payments on the Accounts into the Special Account, the Owner agrees that it will not commingle such payments with any of the Owner's funds or property, but will hold them separate and apart and in trust for SunTrust. SunTrust will have the power to withdraw from the Special Account. SunTrust may at any time and from time to time, in its sole discretion, apply any part of the funds in the Special Account to the Obligations whether or not the same is due. Upon full and final satisfaction of the Obligations (including without limitation all fees and expenses owing to SunTrust or its attorneys), plus termination of any commitment to extend additional funds, SunTrust will pay to the Owner any excess funds, whether received by SunTrust as a deposit in the Special Account or as a direct payment on any of the Obligations;

         f. If any of the Owner's Accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof and such Accounts equal at least 10% of the Owner's aggregate Accounts, the Owner will immediately notify SunTrust in writing and execute any instruments and take any steps required by SunTrust in order that all moneys due and to become due under such contracts shall be assigned to SunTrust and in order that proper notice be given under the Federal Assignment of Claims Act;

         g. SunTrust shall not be liable and shall suffer no loss on account of loss or depreciation of any Account due to acts or omissions of SunTrust unless SunTrust's conduct is willful and malicious, and SunTrust shall have no duty to take any action to preserve the Collateral or collect Accounts;

         h. Upon request by SunTrust, the Owner will note on its records concerning the Collateral, a notation of the security interest granted under this Security Agreement, which notation must be satisfactory to SunTrust in both form and content;

         i. SunTrust may enforce collection of any Account and supporting obligation by suit or otherwise and may surrender, release or exchange all or any part thereof, or compromise, extend or renew the same for any period. All monies so received by SunTrust may in SunTrust's sole discretion, be either (i) applied by SunTrust directly toward payment of all or any part of the Obligations, whether or not then due, in such order of application as SunTrust may determine; or (ii) deposited to the credit of Borrower or in an account with SunTrust as security for payment of the Obligations and SunTrust may, from time to time, in its sole discretion, (a) apply all or any part of the available funds in said deposit account toward payment of all or any part of the Obligations, whether or not then due, in such order of application as SunTrust may determine or (b) permit Borrower to use all or any part of the funds on deposit in said account in the normal course of business. Owner will promptly reimburse SunTrust for all expenses, including attorneys' fees and legal expenses, incurred by SunTrust in seeking to collect on or enforce collection of such amounts; and

         j. After notice from SunTrust, Owner will forthwith, upon receipt, transmit and deliver to SunTrust, in the form received, all cash, checks, drafts, items, chattel paper and other instruments or writing for the payment of money (properly endorsed, where required, so that such items may be collected by SunTrust) which may be received by Owner at any time in full or partial payment or otherwise as proceeds of any of the Collateral. After such notice from SunTrust, Owner will not commingle any such proceeds with any other of its funds or property, but will hold them separate and apart from Owner's own funds or property and in express trust for SunTrust until delivery is made to SunTrust, and

         k. To protect SunTrust's rights hereunder, Owner hereby constitutes any officer or employee of SunTrust its true and lawful attorney-in-fact with full power of substitution to endorse or sign the name of Owner upon any invoice, freight or express bill, or bill of lading relating to any Collateral covered hereby and to notify the post office authorities to change the address for delivery of mail Owner's mail to an address designated by SunTrust and to receive, open, and dispose of all mail addressed to Owner and to do and perform all other acts and things necessary, proper and requisite to carry out the intent of this Security Agreement. This power shall be deemed to be coupled with an interest and may not be revoked by Owner until the Obligations have been paid in full.

INVENTORY. If the Collateral includes Inventory, the following shall apply:

                           a.       The Owner agrees to maintain books and
records pertaining to the Inventory in such detail, form and scope as SunTrust shall require. The Owner shall promptly advise SunTrust of any substantial changes relating to the type, quantity of the Inventory or any event which would have a material effect on the value of the Inventory or on the security interest granted to SunTrust.

         b. If the Inventory remains in the possession or control of any of the Owner's agents or processors, the Owner shall notify such agents or processors of SunTrust's security interest, and upon request, instruct them to hold such Inventory for SunTrust's account and subject to SunTrust's instruction.

         c. The Owner will prepare and deliver to SunTrust, at SunTrust's request from time to time, a listing of all Inventory and such information regarding the Inventory as SunTrust may require.

         d. SunTrust may require the Owner to assemble the Collateral and make it available to SunTrust at a place to be designated by SunTrust which is reasonably convenient. SunTrust may take possession of the Collateral without a court order.

         e. Until Default hereunder, Owner may, unless otherwise provided in this Security Agreement, in the ordinary course of business, at its own expense, sell, lease or furnish under contract of service any of the Inventory normally held by Owner for such purpose.

INSURANCE, TAXES AND ASSESSMENTS. The Owner shall at all times keep insurable Collateral insured against any and all risks, including, without limitation, fire, and such other insurance, including but not limited to flood insurance, as may be required by SunTrust from time to time, and in such amounts as may be satisfactory to SunTrust. Insurance may be purchased from an insurer of the Owner's choice, except as otherwise required by law. All such insurance policies are to be made payable to SunTrust, in the event of loss, under a standard non-contributory "mortgagees", "lenders", or "secured party" clause and shall contain a breach of warranty provision acceptable to SunTrust which shall establish SunTrust's right to be paid the insurance proceeds irrespective of any action, inaction, breach of warranty or conditions, or negligence of Owner or any other person or entity with respect to such policies. All such insurance policies shall provide for a minimum of thirty days written notice to SunTrust prior to cancellation. Upon the occurrence and continuation of an Event of Default under the Loan Agreement, Owner appoints SunTrust attorney-in-fact to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable to Owner hereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, which power of attorney shall be deemed coupled with an interest and irrevocable so long as SunTrust has a security interest in any of the Collateral. Owner shall provide proof of such insurance as requested by SunTrust. The Owner shall pay and discharge all taxes, assessments and charges of every kind prior to the date when such taxes, assessments or charges shall become delinquent and provide proof of such payments to SunTrust, upon request. However, nothing contained in this Security Agreement shall require the Owner to pay any such taxes, assessments and charges so long as it shall contest its validity in good faith and shall post any bond or security required by SunTrust against the payment. Upon the failure of the Owner to purchase required insurance or to pay such required amounts, SunTrust, at its option, and at the Owner's expense, may obtain such insurance or pay such taxes, assessments, and charges. In addition, SunTrust may from time to time, in its sole discretion, perform any undertakings of the Owner which the Owner shall fail to perform and take any other action which SunTrust deems necessary for the maintenance or preservation of any of the Collateral. Any amounts so paid shall be included in the Obligations secured by the Collateral. At SunTrust's request, the Owner agrees to promptly reimburse SunTrust on demand for all such expenses incurred by SunTrust, together with interest thereon from the date paid by SunTrust at the highest rate payable on the Obligations. Any insurance obtained by SunTrust, at its option, may be single or dual interest, protecting its rights, rights of the Owner or joint rights. Any insurance obtained by SunTrust may provide, at its option, that such insurance will pay the lesser of the unpaid balance of the Obligations or the repair or replacement value of the Collateral. SunTrust may use the proceeds of any insurance obtained by Owner or by SunTrust to repair or replace the Collateral or, if SunTrust elects to do so, to repay part or all of the Obligations, whether or not then due, and in such order as SunTrust may determine, and the Borrower will still be responsible to repay any remaining unpaid balance of the Obligations. The whole or partial loss or destruction of all or any part of the Collateral shall not affect or impair the obligation of any person or entity liable under the Obligations.

ADDITIONAL COVENANTS AND AGREEMENTS IF BORROWER IS DIFFERENT THAN OWNER. If Borrower is different than Owner, then so long as any of the Obligations remain outstanding or so long as this Security Agreement shall remain in effect Owner covenants and agrees as follows: (a) Owner hereby expressly consents to and adopts any agreements which Borrower has entered into or will enter into with SunTrust regarding any of the Obligations or the Collateral; (b) Owner hereby agrees that the Collateral shall be subject to disposition in accordance with the terms and conditions of this Security Agreement and any agreements executed by Borrower in connection with any of the Obligations or the Collateral; (c) Owner will not be subrogated to SunTrust's rights to any other collateral and any proceeds thereof in which SunTrust holds a security interest to secure payment of any of the Obligations; (d) Owner agrees that SunTrust may at any time and from time to time, without notice to, or the consent of, Owner: (i) retain any of the Collateral in satisfaction of any of the Obligations to the extent permitted by applicable law, (ii) retain or obtain a security interest or lien in any property in addition to the Collateral to secure payment or performance of any of the Obligations, (iii) allow or cause any Obligations to be incurred, (iv) retain or obtain persons or entities that are primarily or secondarily obligated upon any of the Obligations other than the Borrower, (v) extend or renew any of the Obligations for any period (whether or not longer than the original term), (vi) release, compromise or modify any of the Obligations, (vii) release, in whole or in part, any person or entity primarily or secondarily obligated upon any of the Obligations or enter into any compromise with respect to the obligation of any such person or entity relative to any of the Obligations, (viii) release, with or without consideration, SunTrust's security interest or lien in any property other than the Collateral which may at any time secure payment or performance of any of the Obligations,
(ix) accept substitutions or exchanges for any property other than the Collateral which may at any time secure payment or performance of any of the Obligations, (x) exercise its rights as a secured party and dispose of the Collateral without having first resorted to any property securing any of the Obligations other than the Collateral and without having first proceeded against or demanded payment from any person or entity primarily or secondarily obligated upon any of the Obligations; and (e) Owner specifically waives any and all rights pursuant to O.C.G.A. Sec. 10-7-24 or T.C.A. Sec. 47-12-101 et seq. if this Security Agreement is governed by the laws of Georgia or Tennessee and the same or similar provision contained in the Uniform Commercial Code of any other state or states which may govern this Security Agreement.

EVENTS OF DEFAULT. As used herein the term "Obligor" shall individually, collectively, jointly and severally refer to Borrower, Owner and any other person or entity that is primarily or secondarily liable upon all or any part of the Obligations secured hereby and any person or entity that has conveyed or may hereafter convey any security interest or lien to SunTrust in any real or personal property to secure payment of all or any part of the Obligations. An "Event of Default" shall occur hereunder upon the occurrence of any one or more of the following events or conditions:

         a. the occurrence of an "Event of Default" under Section 7.1 of the Loan Agreement; or

         b.       a demand by SunTrust is made pursuant to the Demand Note; or

         c should the state of organization or registration of Owner (if an entity) change or

         d. any other act or circumstance occurs or exists which leads SunTrust to deem itself insecure.

REMEDIES UPON DEFAULT; ACCELERATION OF OBLIGATIONS. The Obligations secured hereby shall automatically and simultaneously mature and become due and payable, without notice or demand, upon the filing of any petition or the commencement of any proceeding by or against an Obligor for relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt. Upon the occurrence of any one or more of the other Events of Default described above, the Obligations secured hereby shall, at the option of SunTrust, immediately mature and become due and payable, without notice or demand. If all or any part of the Obligations secured hereby are not paid as and when due and payable, whether by acceleration or otherwise, then SunTrust may, at its option, without notice or demand of any kind: (a) transfer all or any part of the Collateral into the name of SunTrust or its nominee, at Owner's expense, with or without disclosing that such Collateral is subject to SunTrust's security interest; (b) enter upon premises upon which the Collateral is located and, to the extent permitted by law without legal process, take exclusive possession of the Collateral, and redeem the Collateral, or any part thereof (irrespective of redemption penalty); (c) appropriate and apply toward payment of such of the Obligations, and in such order of application, as SunTrust may from time to time elect, all or any part of any balances, credits, items or monies in any bank deposit or deposit account constituting a part of the Collateral; (d) sell the Collateral at public or private sale, either in whole or in part, and SunTrust may purchase the Collateral at any such public sale and at any private sale as permitted by law. Such sale shall result in the sale, conveyance and disposition of all right, title and interest of Owner in all or any part of the Collateral which is the subject of such a disposition and SunTrust is authorized as attorney-in-fact for Owner to sign and execute any transfer, conveyance or instrument in writing that may be necessary or desirable to effectuate any such disposition of the Collateral, which power shall be coupled with an interest; and (e) exercise all other rights of a secured party under the Uniform Commercial Code and all other rights under law or pursuant to this Security Agreement, all of which shall be cumulative. If any notification of intended disposition of any Collateral is required by law, reasonable notification shall be deemed given if written notice is deposited in the U.S. Mail, first class or certified postage prepaid, addressed to Owner and such other persons or entities as SunTrust deems to be appropriate, stating the time and place of any public sale or the time after which any private sale or disposition is to be made, at least ten (10) days prior thereto. The proceeds of any disposition of the Collateral shall be applied in the following order (i) First, to pay all costs and expenses associated with the retaking, holding, preparation and disposition of the Collateral; (ii) Then to pay attorneys' fees; (iii) Next, to pay all accrued but unpaid interest upon the Obligations in such order as SunTrust may determine in its discretion; and (iv) Finally, to all unpaid principal outstanding upon the Obligations, whether or not due and payable, in such order as SunTrust may determine in its discretion. Any remaining surplus shall be paid to Owner or otherwise in accordance with law. If the proceeds of such disposition are insufficient to pay the Obligations in full, Borrower and all other persons or entities liable thereon shall remain fully obligated to SunTrust for the unpaid balance thereof.

EXECUTION BY MORE THAN ONE PARTY. The term "Owner" as used in this Security Agreement shall, if this instrument is signed by more than one party, mean the "Owner and each of them" and each shall be jointly and severally obligated and liable. If any party is a partnership or limited liability company, the agreements and obligations on the part of the Owner shall remain in force and applicable regardless of any changes in the parties composing the partnership or limited liability company and the term "Owner" shall include any altered or successive partnership or limited liability company and the predecessor partnership or limited liability company and its partners or members/managers shall not be released from any obligation or liability.

WAIVERS BY THE OWNER. The Owner hereby waives (a) notice of acceptance of this Agreement and of any extensions or renewals of credit by SunTrust to the Borrower; (b) presentment and demand for payment of the Obligations; (c) protest and notice of dishonor or default to the Owner or to any other party with respect to the Obligations; (d) all other notices to which the Owner might otherwise be entitled; and (e) if for business purposes, the benefit of any homestead exemption. To the extent permitted by applicable law, the Owner further waives any right to require that any action be brought against the Borrower or any other party, the right to require that resort be had to any security or to any balance of any deposit account or credit on the books of SunTrust in favor of the Borrower or any other party, the right to redeem the Collateral and to object to SunTrust's proposal to retain the Collateral in satisfaction of any of Obligations and any right to obtain injunctive or other relief relative to SunTrust's sale or other disposition of the Collateral and to recover losses caused by SunTrust's failure to approve or correct any list of Collateral provided to SunTrust for any purpose by any person or entity. Owner waives all rights, claims and defenses based on principles of suretyship.

NO OBLIGATION TO EXTEND CREDIT. This Security Agreement shall not be construed to impose any obligation on SunTrust to extend or continue to extend any credit at any time.

INDEMNITY. The Owner agrees to indemnify and hold harmless SunTrust, its subsidiaries, successors, and assigns and their respective agents, directors, employees, and officers from and against any and all complaints, claims, defenses, demands, actions, bills, causes of action (including, without limitation, costs and attorneys' fees), and losses of every nature and kind whatsoever, which may be raised or sustained by any directors, officers, employees, shareholders, creditors, regulators, successors in interest, or receivers of the Borrower or any third party as a result of or arising out of, directly or indirectly, SunTrust extending credit as evidenced by the Obligations to the Borrower, and taking the Collateral as security for the Obligations, and the Owner agrees to be liable for any and all judgments which may be recovered in any such action, claim, proceeding, suit, or bill, including any compromise or settlement thereof, and defray any and all expenses, including, without limitation, costs and attorneys' fees, that may be incurred in or by reason of such actions, claims, proceedings, suits, or bills.

FINANCING STATEMENTS AND ADDITIONAL DOCUMENTATION. SunTrust is authorized to file such financing statements and amendments as SunTrust deems necessary to perfect, continue or assure its security interest in the Collateral and the Owner hereby ratifies any financing statement filed previously by SunTrust. The Owner will deliver such instruments of future assignment or assurance, and such other agreements, as SunTrust may from time to time request to carry out the intent of this Security Agreement, and will join with SunTrust in executing any documents in form satisfactory to SunTrust, and hereby authorizes SunTrust to sign for Owner, or to file without signature, any financing statements, amendments and other documents and instruments from time to time as SunTrust may deem advisable, and pay any cost of filing the same, including all recordation, transfer, indebtedness and other taxes and fees, deemed advisable by SunTrust.

SUCCESSOR IN INTEREST: SUNTRUST AS COLLATERAL AGENT. This Security Agreement shall be binding upon the Owner, its successors and assigns, and the benefits hereof shall inure to SunTrust, its successors and assigns. Notwithstanding the foregoing, Owner shall not assign Owner's rights or obligations under this Security Agreement without SunTrust's prior written consent. SunTrust Bank shall serve as collateral agent on behalf of itself and present and future affiliates.

MISCELLANEOUS. (a) Each and every power given herein is coupled with an interest and is irrevocable by death or otherwise. (b) The captions of the paragraphs of this Security Agreement are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. (c) If any part of any provision of this Security Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Security Agreement. (d) This Security Agreement shall not be modified or amended except in a writing signed by Owner and SunTrust. (e) All representations, warranties, covenants and agreements contained herein or made in writing by Owner in connection herewith shall survive the execution and delivery of this Security Agreement and any and all notes, other agreements, documents and writings relating to or arising out of any of the foregoing or any of the Obligations. (f) All rights and remedies of SunTrust expressed herein are in addition to all other rights and remedies possessed by SunTrust under applicable law or other agreements, including rights and remedies under any other agreement or instrument relating to any of the Obligations or any security therefor. (g) No waiver by SunTrust of any of its rights or remedies or of any default shall operate as a waiver of any other right or remedy or of any other default or of the same right or remedy or of the same default on a future occasion. No delay or omission on the part of SunTrust in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by SunTrust of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of SunTrust permitted hereunder or under any agreement or instrument relating to any of the Obligations or any security therefor shall impair or affect the rights of SunTrust in and to the Collateral. (h) All terms as defined herein shall include both the plural and singular, where applicable. (i) All notices or communications given to Owner or SunTrust pursuant to the terms of this Security Agreement shall be in writing and given to Owner and SunTrust at the address set forth below. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the parties hereto at the addresses referred to herein or to such other addresses as either party may designate to the other party by a written notice given in accordance with the provisions of this Security Agreement. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail. (j) SunTrust shall not be responsible or liable for its failure to give notice to Owner of any default in the payment of any amounts that might become due and owing with respect to the Collateral nor shall SunTrust be responsible or liable for SunTrust's failure to collect any amounts payable with respect to the Collateral. (k) SunTrust shall be under no obligation to monitor the market value of any Collateral, to advise the Owner of such market value, or to take any action whatsoever to preserve the value of any Collateral by selling, exchanging or otherwise disposing of such Collateral in order to avoid any loss to the Owner resulting from a decline in the market value of such Collateral. (l) SunTrust shall be under no obligation to pay any amounts owing with respect to any Collateral. (m) This Agreement is in addition to and not in replacement of any other agreement between Owner and SunTrust.

WAIVER OF JURY TRIAL. OWNER AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS SECURITY AGREEMENT. FURTHER, OWNER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST, NOR SUNTRUST'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUNTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

The undersigned have executed this Security Agreement as of the date first written above.

Signature(s) of Individual Owner(s)      Signature(s) of Non-Individual Owner(s)

____________________________(Seal)          LXE INC.
Owner's Signature                           Owner

____________________________(Seal)          By: /s/ ____________________________
Owner's Signature

____________________________(Seal)          William S. Jacobs, Vice President
Owner's Signature                           Name and title, printed or typed

____________________________(Seal)          ____________________________________
Owner's Signature                           Owner

                                            By: ________________________________

                                            ____________________________________
                                            Name and title, printed or typed

ADDRESSES

Owner Address for Purpose of Notice:        125 Technology Parkway
                                            Norcross, Georgia 30092

SunTrust Address for Purpose of Notice:     303 Peachtree Street
                                            Atlanta, Georgia 30308

[SUN TRUST LOGO]                                   COMMERCIAL SECURITY AGREEMENT
                       INVENTORY, ACCOUNTS, EQUIPMENT, GENERAL INTANGIBLES, ETC.

This Security Agreement dated as of 31, 2003, by EMS TECHNOLOGIES, INC.

_______________________(the "Owner") for the use and benefit of SunTrust Bank, its present and future affiliates and their successors and assigns ("SunTrust") provides:

In order to induce SunTrust from time to time to enter into agreements with and to extend or continue to extend credit to

EMS TECHNOLOGIES, INC.(and any one or more and any combination if more than one, the "Borrower"), the Owner (which may include the Borrower) hereby grants, sells, assigns, transfers and conveys to SunTrust, a security interest in the Collateral and all Proceeds (as such term is defined in the Uniform Commercial
Code), products, rents and profits thereof and all substitutions and replacements therefore and all revenues from the right to use the Collateral to secure the prompt payment and performance of any and all liabilities, obligations, agreements and undertakings of Borrower to SunTrust (and, in addition, all liabilities, obligations, agreements and undertakings of Owner, or any one or more of them, to SunTrust if Owner and Borrower are not the same person or entity) in any amount, whether now existing or hereafter arising, including those owed by Borrower or Owner to others and acquired by SunTrust through purchase, assignment or otherwise, however created, evidenced or arising, whether individually or jointly with others, and whether absolute or contingent, direct or indirect, as maker, endorser, guarantor, surety or otherwise, liquidated or unliquidated, matured or unmatured, whether or not secured by other collateral, and including, without limitation, (a) all obligations and liabilities of the Borrower under the Second Amended and Restated Loan Agreement dated as of November 9, 1998 (as amended, supplemented or otherwise modified thereafter, the "Loan Agreement"), (b) all obligations and liabilities of the Borrower under the Demand Note dated June 27, 2000 (as amended, supplemented or otherwise modified thereafter, the "Demand Note"), (c) all obligations to perform or forbear from performing any acts, (d) all overdrafts on deposits or accounts maintained by Borrower or Owner with SunTrust, (e) all liabilities, obligations, agreements and undertakings of Borrower or Owner to SunTrust pursuant to any interest rate hedge agreement or other derivative transaction agreement or application or other agreement requesting SunTrust to issue any letter of credit including, without limitation, the obligation of Borrower or Owner to reimburse SunTrust for all amounts funded by SunTrust pursuant to any such letter of credit and (f) all costs of collection and protection of SunTrust's rights, including attorneys' fees (in the amount of 15% of the principal and interest secured hereby if this agreement is governed by the laws of Georgia), whether such collection or protection occurs prior to, during, or after any bankruptcy proceedings filed by or against any Obligor (as such term is defined below) (all the foregoing being hereinafter collectively referred to as the "Obligations").

COLLATERAL. As used in this Security Agreement, the term "Collateral" shall mean the following, whether now existing or hereafter acquired:

Check all that are applicable (IF THE COLLATERAL IS NOT SPECIFICALLY DESIGNATED BY A CHECK MARK, THE OWNER GRANTS SUNTRUST A BLANKET SECURITY INTEREST):

   [ ] Blanket               ALL ASSETS of Owner, as more particularly described
       Security              herein, and including but not limited to, all
       Interest Covering     "Accounts,"  "Inventory," furniture, fixtures and
       All Assets            "Equipment," goods, deposit accounts, instruments,
                             documents, commercial tort claims, letter of credit rights, investment property, chattel paper,
                             "General Intangibles" and all supporting obligations relating to Accounts, chattel paper, documents, "General Intangibles", instruments and investment property (as all such terms are defined herein and in the Uniform Commercial Code).

                             [ ] All or a portion of the Collateral will be attached as a fixture to real property located at:

                             ______________________________________

                             and such real property is owned by _______________.

   [ ] Accounts and          All of the Owner's "Accounts," , supporting chattel
       General               paper, documents, instruments and money, returned
       Intangibles           and unearned insurance premiums, tax refunds,
                             contract rights, returned goods, reclaimed and repossessed goods, all "General Intangibles" and all supporting obligations related to Accounts and General Intangibles (as all such terms are defined herein and in the Uniform Commercial Code).

   [X] Inventory,            All of the Owner's "Inventory", all returned goods,
       Accounts,             reclaimed and repossessed goods, whether or not in
       Payment               the Owner's possession or control, in transit, in
       Intangibles, etc.     storage, or hereafter acquired by way of
                             replacement, substitution, addition or otherwise,
                             "Accounts", chattel paper, documents, instruments and money, returned and unearned insurance premiums, tax refunds, contract rights, software, all "Payment Intangibles" and all supporting obligations related to Accounts, chattel paper, documents, instruments and Payment Intangibles (as all such terms are used herein and in the Uniform
                             Commercial Code).

   [ ] Furniture,            All of the Owner's furniture, fixtures and
       Fixtures              "Equipment," and leasehold improvements, and
       and                   including but not limited to, all leases, rental
       Equipment             agreements, chattel paper, rental payments and
                             insurance proceeds together with all accessories, accessions, attachments, parts, replacements, substitutions, improvements, repairs installed in or affixed thereto (as all such terms are used herein and in the Uniform Commercial Code).

                              [ ] All or a portion of the Collateral will be
                             attached as a fixture to real property located at:

                             ___________________________________________________

                             and such real property is owned by _______________.

REPRESENTATIONS AND WARRANTIES. The Owner represents and warrants to SunTrust as follows:

         h. The Owner is and will continue to be the absolute owner of the Collateral and there are no other liens or security interests affecting the Collateral other than the security interest granted in this Security Agreement except those previously disclosed to SunTrust in writing by the Owner; This Security Agreement has been duly executed and delivered by Owner and constitutes a valid and binding obligation of Owner and is enforceable against Owner in accordance with its terms; If the Owner is acting in the capacity of trustee, administrator or executor of an estate, such fact shall be disclosed and satisfactory evidence of capacity and authorization shall be provided to SunTrust;

         i. The Owner will defend the Collateral against the claims and demands of all parties. The Owner will not, without prior written consent of SunTrust, grant any security interest in the Collateral and will keep it free from any lien, encumbrance or security interest;

         j.       Check and complete the section which applies.

                  [ ] The Owner is an individual above the age of majority and has the legal capacity to enter into this Security Agreement and the Owner's principal residence is located in the state of _______;

                  [X] The Owner is a corporation duly organized and existing under the laws of the state of Georgia; and the Owner's Organizational Identification Number is J906681. The Owner is duly qualified and in good standing as a foreign corporation in every jurisdiction where such qualification is necessary; the execution and performance of this Security Agreement have been duly authorized by action of its Board of Directors, no action of its shareholders being necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or its Articles of Incorporation, Shareholder Agreement, By-Laws or other agreements to which it is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement;

                  [ ] The Owner is a registered partnership, limited liability company or other registered entity organized under the laws of the state of _________ and the Owner's Organizational Identification Number is ______. The Owner is duly qualified and in good standing to do business in every jurisdiction where qualification is necessary; the execution and performance of this Security Agreement have been duly authorized by its partners/ members/managers as applicable and no further action of any party is necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or any partnership agreement, articles of organization, operating agreement or other agreement to which it is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement;

                  [ ] The Owner is an entity which is not registered; the execution and performance of this Security Agreement have been duly authorized by all necessary party/ies and no further action of any party is necessary; the execution and performance of this Security Agreement will not violate or contravene any provisions of law or regulation or agreement to which Owner is a party or by which it is bound; and no consent or approval of any governmental agency or authority is required in making or performing the obligations under this Security Agreement; the Owner's place of business (if only one place of business) or chief executive office (if more than one place of business) is located in the state of ___________;.

         k. All information supplied and statements made to SunTrust in any financial or credit statement or application are true, correct, complete, valid and genuine in all material respects;

         l. [ ] (Check ,if applicable) The Owner further represents that the Collateral is being acquired with funds simultaneously advanced to the Borrower by SunTrust, and such funds will be used for no other purpose;

         m. No part of the Collateral has been, and never will be so long as this Security Agreement remains a lien on the Collateral, used for the generation, collection, manufacture, storage, treatment, disposal, release or threatened release of any hazardous substance, as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C., Section 9601, et seq. ("CERCLA"), Superfund Amendments and Reauthorization Act ("SARA"), applicable state laws, or regulations adopted pursuant to either of the foregoing, except in the ordinary course of manufacturing and repair operations that are performed in full compliance with applicable provisions of all such laws and regulations. The Owner agrees to comply with any federal, state or local law, statute, ordinance or regulation, court or administrative order or decree or private agreement regarding materials which require special handling in collection, storage, treatment or disposal because of their impact on the environment ("Environmental Requirements"). The Owner agrees to indemnify and hold SunTrust harmless against any and all claims, losses and expenses resulting from a breach of this provision of this Security Agreement and the Owner will pay or reimburse SunTrust for all costs and expense for expert opinions or investigations required or requested by SunTrust which, in SunTrust's sole discretion, are necessary to ensure compliance with this provision of this Security Agreement. The obligation to indemnify shall survive the payment of the Obligations and the satisfaction of this Security Agreement; and

         n. All Collateral has been produced in compliance with the Fair Labor Standards Act or other applicable wage and employee law, rule, regulation or order, and that no existing or future liability shall occur as a result thereof. The Owner may contest, in good faith, the applicability of any such law, rule, regulation or order, including prosecuting any appeals, so long as SunTrust's interest in the Collateral, in the opinion of SunTrust, is not jeopardized as a result.

CHOICE OF LAW. Owner agrees that certain material events and occurrences relating to this Security Agreement bear a reasonable relationship to the laws of . To the extent permitted by applicable law, the validity, terms, performance, construction and enforcement of this Security Agreement shall be governed by the laws of such jurisdiction. Unless otherwise specified, "Uniform Commercial Code" as used herein shall refer to the Uniform Commercial Code of such jurisdiction, both current and as it may be amended or revised from time to time in the future.

COVENANTS.

         i. The Owner shall furnish to SunTrust such financial and business information and reports in form and content satisfactory to SunTrust as and when SunTrust may from time to time require.

         j. The Owner, if a corporation, shall maintain its corporate existence, and if another entity shall maintain such entity standing, in each case in good standing and shall not consolidate or merge with or acquire the stock or other ownership interest of any other corporation or entity without the prior written consent of SunTrust; the Owner shall, at the request of SunTrust, qualify as a foreign corporation or other applicable entity and obtain all requisite licenses and permits in each jurisdiction where the Owner does business.

         k. The Owner shall notify SunTrust in writing at least 30 days prior to any change of its name or structure or change in its state of residence, jurisdiction of registration or organization, principal place of business or chief executive office.

         l. The following shall apply if the Collateral consists of tangible personal property: The Owner shall maintain all of the Collateral in good condition and repair. SunTrust shall have the right to inspect the Collateral at any reasonable time and shall have the right to obtain such appraisals, reappraisals, appraisal updates or environmental inspections as SunTrust, in its sole discretion, may deem necessary from time to time. Owner will not use or permit any person or entity to use the Collateral (i) in any manner inconsistent with the provisions of this Security Agreement; or (ii) in violation of any policy of insurance issued with respect to the Collateral; or (iii) in violation of any local, state or federal law or regulation, including but not limited to any such law or regulation pertaining to the protection of the environment or the protection of the health or safety of persons or animals, and any such law or regulation pertaining to the control of drugs, narcotics or other controlled substances. If the Collateral has been used or is hereafter used in violation of the covenants and agreements contained herein, Owner shall indemnify SunTrust and hold SunTrust harmless against all claims, actions, causes of action, costs, expenses, fees and penalties in connection with such use. All such obligations and liabilities of Owner shall be included in the Obligations secured by the Collateral and shall survive payment of the Obligations and termination of this Security Agreement. Without the express prior written consent of SunTrust, Owner shall not cause or permit all or any part of the Collateral to be affixed to real property so as to become a fixture as that term is defined or interpreted in the state in which the Collateral is at any time located.

         m. The Owner will not pledge or grant any security interest in any of the Collateral to anyone except SunTrust, or permit any lien or encumbrance to attach to any of the Collateral, or any levy to be made on the Collateral, or any financing statement (except financing statements in favor of SunTrust) to be on file against the Collateral, except liens that are permitted under Section 5.1 of the Loan Agreement.

         n. Owner hereby constitutes and appoints any officer or employee of SunTrust as its true and lawful attorney-in-fact (i) to transfer the Collateral into SunTrust's name or the name of its nominee, but SunTrust's failure to do so shall not be interpreted to be a waiver of any interest, and (ii) to do and perform all other acts and things necessary, proper and requisite to carry out the intent of this Security Agreement. The power herein granted shall be deemed to be coupled with an interest and may not be revoked until the Obligations have been paid in full, including all expenses payable by Owner and no amounts may be re-borrowed.

         o. The Owner agrees to pay on demand all legal expenses and reasonable attorneys' fees (in the amount of 15% of the principal and interest secured hereby if this agreement is governed by the laws of Georgia), as permitted by applicable law, any appraisal fees and all expenses incurred or paid by SunTrust in protecting and enforcing the rights of SunTrust under this Security Agreement, including SunTrust's right to take possession of the Collateral and its proceeds, and to hold, prepare for sale, sell and dispose of the Collateral.

         p. This Security Agreement shall be a continuing agreement and shall remain in full force and effect irrespective of any interruptions in the business relations of the Borrower with SunTrust and shall apply to any ultimate balance which shall remain due by the Borrower to SunTrust; provided, however, that the Owner may by written notice terminate this Security Agreement with respect to all Obligations of the Borrower incurred or contracted by the Borrower or acquired by SunTrust after the date on which such notice is personally delivered to or mailed via registered mail to the SunTrust address set forth below and accepted by SunTrust.

                        Definitions. AS USED IN THIS SECURITY AGREEMENT:

         a. "Account" shall mean a right to payment of a monetary obligation, whether or not earned by performance (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of (ii) for services rendered or to be rendered (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided (vi) for the use or hire of a vessel under a charter or other contract or (vii) arising out of the use of a credit or charge card or information on or for use with the card. Account shall include rights to payment for real estate sold and health care insurance receivables.

         b. "Equipment" shall mean all of the Owner's tangible personal property, goods, manuals, books, records, data files, storage media, furniture, apparatus, furnishings, fittings, fixtures, machinery, motor vehicles, appliances, computer hardware, software and operating systems, and equipment, wherever located or however used, which are now owned or hereafter acquired by the Owner or in which the Owner now has or hereafter acquires any right, title or interest together with all proceeds thereof;

         c. "General Intangibles" shall mean all Payment Intangibles, choses in action, things in action, suits, actions, causes of actions, commercial tort claims and claims of every kind and nature, whether at law or in equity and all condemnation awards, insurance proceeds, customer lists, trade secrets, servicing rights, computer software and technology (including, but not limited to, all embedded software, all source and object codes and all updates of any software technology), patents and patent rights (whether or not registered), patent applications, all trade secrets relating to the inventions protected by all patents disclosed to the United States Patent and Trademark Office or otherwise known by the inventors during the examination of such patents, all information and other materials necessary to fully exploit any technology, licenses, certificated and uncertificated securities, investment property, rights to proceeds of letters of credit, letter-of-credit rights, supporting obligations of every nature, trademarks and trademark applications (whether or not registered), trade names, domain name registrations and web site designs, copyrights and copyright applications (whether or not registered), logos, engineering drawings, goodwill, all claims for income tax refunds and other payments from any local, state or federal governmental authority or agency, all licenses, permits and agreements of any kind or nature pursuant to which (i) Owner operates or has authority to operate, (ii) Owner possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or (iii) others possess, use or have authority to possess or use property (whether tangible or intangible) of Owner, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, all software, writings, plans, specifications, schematics and documents of the Owner which are now owned or hereafter acquired by the Owner or in which the Owner now has or hereafter acquires any right, title or interest, together with all proceeds thereof

         d. "Inventory" shall mean all goods which are leased or held for sale or lease or to be furnished under a contract of service or are furnished under a contract of service, all finished goods, raw materials, work in process, supplies and materials used or consumed in the Owner's business, and all contractual rights of the Owner pertaining to the Inventory, together with all proceeds thereof.

         e. "Payment Intangible" shall mean a General Intangible under which the account debtor's principal obligation is a monetary obligation.

BLANKET SECURITY INTEREST. If the Collateral is identified a Blanket Security Interest, Owner acknowledges and agrees that this Security Agreement and any financing statement filed in connection with this Security Agreement is intended to cover and does cover all assets of the Owner, wherever located, whether now owned or subsequently acquired or arising and all proceeds and products thereof and includes, but is not limited to all of the Owner's:

         g. Accounts, insurance refund claims and all other insurance claims and proceeds, tax refund claims, license fees, rents, contract rights, instruments, certificates of deposit, documents, tangible chattel paper, electronic chattel paper, promissory notes, drafts, acceptances and other forms of obligations and receivables, whether or not earned by performance;

         h.       Inventory;

         i.       Equipment;

         j.       General Intangibles;

         k. Demand, time, savings, passbook and other deposit accounts of the Owner with all banks, credit unions, savings and loan associations and other financial institutions which are now owned or hereafter acquired by the Owner or in which the Owner now has or hereafter acquires any right, title or interest (Deposit Accounts); and

         l. Commercial tort claims, letter of credit rights, awards and other payments in respect of any taking and all insurance proceeds in respect of any of the foregoing, and all monies and claims for money due and to become due to Owner under all its Accounts, contract rights, leases and General Intangibles, all investment property and financial assets, all as said terms are defined in the Uniform Commercial Code.

ACCOUNTS. If the Collateral includes Accounts, the following shall apply.

         c. The Owner warrants that each and every Account, now owned or hereafter acquired, is a bona fide existing obligation, valid and enforceable against the account debtor, for goods sold or leased and delivered or services rendered in the ordinary course of business; it is subject to no dispute, defense or offset, except as may be incidental to customer rights to warranty repairs or replacements, or to completion of deliveries or services in completion with specifications, in amounts typically incurred in the ordinary course of Owner's business; the Owner has good title to the Account and has full right and power to grant SunTrust a security interest in the Collateral and the Owner will immediately notify SunTrust of any Account to which these warranties are or become untrue; the Owner agrees that it will not permit any return of merchandise, the sale of which gave rise to any of the Accounts, except in the usual and regular course of business;

         d. The Owner shall maintain complete and accurate books of accounts and records, and its principal books of accounts and records, including all records concerning Accounts and contract rights, shall be kept and maintained at the place(s) specified above. The Owner shall not move such books of accounts and records without giving SunTrust at least 30 days prior written notice. All accounting records and financial reports furnished to SunTrust shall be maintained and prepared in accordance with generally accepted accounting principles consistently applied. It is specifically agreed that SunTrust shall have and the Owner hereby grants to SunTrust a security interest in all books of accounts and records of the Owner and shall have access to them at any time for inspection, verification, examination and audit;

                           c.       The Owner will prepare and deliver to
SunTrust, at SunTrust's request from time to time, a listing and aging of all Accounts and any further schedules or information that SunTrust may require;

         d. SunTrust shall have the right at any time to notify account debtors of its security interest in the Accounts and supporting obligations and require payments to be made directly to SunTrust. The Owner hereby appoints SunTrust and any officer or employee of SunTrust, as SunTrust may from time to time designate, as its attorneys-in-fact for the Owner, to sign and endorse in the name of the Owner, to give notice in the name of the Owner, and to perform all other actions necessary or desirable in the reasonable discretion of SunTrust to effect these provisions and carry out the intent hereof, all at the cost and expense of the Owner. The Owner hereby ratifies and approves all acts of such attorneys-in-fact and neither SunTrust nor any other such attorneys-in-fact will be liable for any acts of commission or omission nor for any error of judgment. This power being coupled with an interest is irrevocable so long as any Account or General Intangible assigned to SunTrust remains unpaid and the Borrower has any Obligations to SunTrust. The costs of such collection and enforcement, including attorneys' fees and out-of-pocket expenses, shall be borne solely by the Owner whether the same are incurred by SunTrust or the Owner;

         e. At the option of SunTrust, all payments on the Accounts received by the Owner shall be remitted to SunTrust in their original form on the day of receipt; all notes, checks, drafts and other instruments so received shall be duly endorsed to the order of SunTrust. At SunTrust's election, the payments shall be deposited into a special deposit account ("Special Account") maintained with SunTrust. SunTrust may designate with each such deposit the particular Account upon which payment was made. The Special Account shall be held by SunTrust as additional security for the Obligations. Prior to depositing payments on the Accounts into the Special Account, the Owner agrees that it will not commingle such payments with any of the Owner's funds or property, but will hold them separate and apart and in trust for SunTrust. SunTrust will have the power to withdraw from the Special Account. SunTrust may at any time and from time to time, in its sole discretion, apply any part of the funds in the Special Account to the Obligations whether or not the same is due. Upon full and final satisfaction of the Obligations (including without limitation all fees and expenses owing to SunTrust or its attorneys), plus termination of any commitment to extend additional funds, SunTrust will pay to the Owner any excess funds, whether received by SunTrust as a deposit in the Special Account or as a direct payment on any of the Obligations;

         f. If any of the Owner's Accounts arise out of contracts with the United States or any department, agency, or instrumentality thereof and such Accounts equal at least 10% of the Owner's aggregate Accounts, the Owner will immediately notify SunTrust in writing and execute any instruments and take any steps required by SunTrust in order that all moneys due and to become due under such contracts shall be assigned to SunTrust and in order that proper notice be given under the Federal Assignment of Claims Act;

         l. SunTrust shall not be liable and shall suffer no loss on account of loss or depreciation of any Account due to acts or omissions of SunTrust unless SunTrust's conduct is willful and malicious, and SunTrust shall have no duty to take any action to preserve the Collateral or collect Accounts;

         m. Upon request by SunTrust, the Owner will note on its records concerning the Collateral, a notation of the security interest granted under this Security Agreement, which notation must be satisfactory to SunTrust in both form and content;

         n. SunTrust may enforce collection of any Account and supporting obligation by suit or otherwise and may surrender, release or exchange all or any part thereof, or compromise, extend or renew the same for any period. All monies so received by SunTrust may in SunTrust's sole discretion, be either (i) applied by SunTrust directly toward payment of all or any part of the Obligations, whether or not then due, in such order of application as SunTrust may determine; or (ii) deposited to the credit of Borrower or in an account with SunTrust as security for payment of the Obligations and SunTrust may, from time to time, in its sole discretion, (a) apply all or any part of the available funds in said deposit account toward payment of all or any part of the Obligations, whether or not then due, in such order of application as SunTrust may determine or (b) permit Borrower to use all or any part of the funds on deposit in said account in the normal course of business. Owner will promptly reimburse SunTrust for all expenses, including attorneys' fees and legal expenses, incurred by SunTrust in seeking to collect on or enforce collection of such amounts; and

         o. After notice from SunTrust, Owner will forthwith, upon receipt, transmit and deliver to SunTrust, in the form received, all cash, checks, drafts, items, chattel paper and other instruments or writing for the payment of money (properly endorsed, where required, so that such items may be collected by SunTrust) which may be received by Owner at any time in full or partial payment or otherwise as proceeds of any of the Collateral. After such notice from SunTrust, Owner will not commingle any such proceeds with any other of its funds or property, but will hold them separate and apart from Owner's own funds or property and in express trust for SunTrust until delivery is made to SunTrust, and

         p. To protect SunTrust's rights hereunder, Owner hereby constitutes any officer or employee of SunTrust its true and lawful attorney-in-fact with full power of substitution to endorse or sign the name of Owner upon any invoice, freight or express bill, or bill of lading relating to any Collateral covered hereby and to notify the post office authorities to change the address for delivery of mail Owner's mail to an address designated by SunTrust and to receive, open, and dispose of all mail addressed to Owner and to do and perform all other acts and things necessary, proper and requisite to carry out the intent of this Security Agreement. This power shall be deemed to be coupled with an interest and may not be revoked by Owner until the Obligations have been paid in full.

INVENTORY. If the Collateral includes Inventory, the following shall apply:

                           a.       The Owner agrees to maintain books and
records pertaining to the Inventory in such detail, form and scope as SunTrust shall require. The Owner shall promptly advise SunTrust of any substantial changes relating to the type, quantity of the Inventory or any event which would have a material effect on the value of the Inventory or on the security interest granted to SunTrust.

         b. If the Inventory remains in the possession or control of any of the Owner's agents or processors, the Owner shall notify such agents or processors of SunTrust's security interest, and upon request, instruct them to hold such Inventory for SunTrust's account and subject to SunTrust's instruction.

         f. The Owner will prepare and deliver to SunTrust, at SunTrust's request from time to time, a listing of all Inventory and such information regarding the Inventory as SunTrust may require.

         g. SunTrust may require the Owner to assemble the Collateral and make it available to SunTrust at a place to be designated by SunTrust which is reasonably convenient. SunTrust may take possession of the Collateral without a court order.

         h. Until Default hereunder, Owner may, unless otherwise provided in this Security Agreement, in the ordinary course of business, at its own expense, sell, lease or furnish under contract of service any of the Inventory normally held by Owner for such purpose.

INSURANCE, TAXES AND ASSESSMENTS. The Owner shall at all times keep insurable Collateral insured against any and all risks, including, without limitation, fire, and such other insurance, including but not limited to flood insurance, as may be required by SunTrust from time to time, and in such amounts as may be satisfactory to SunTrust. Insurance may be purchased from an insurer of the Owner's choice, except as otherwise required by law. All such insurance policies are to be made payable to SunTrust, in the event of loss, under a standard non-contributory "mortgagees", "lenders", or "secured party" clause and shall contain a breach of warranty provision acceptable to SunTrust which shall establish SunTrust's right to be paid the insurance proceeds irrespective of any action, inaction, breach of warranty or conditions, or negligence of Owner or any other person or entity with respect to such policies. All such insurance policies shall provide for a minimum of thirty days written notice to SunTrust prior to cancellation. Upon the occurrence and continuation of an Event of Default under the Loan Agreement, Owner appoints SunTrust attorney-in-fact to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable to Owner hereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, which power of attorney shall be deemed coupled with an interest and irrevocable so long as SunTrust has a security interest in any of the Collateral. Owner shall provide proof of such insurance as requested by SunTrust. The Owner shall pay and discharge all taxes, assessments and charges of every kind prior to the date when such taxes, assessments or charges shall become delinquent and provide proof of such payments to SunTrust, upon request. However, nothing contained in this Security Agreement shall require the Owner to pay any such taxes, assessments and charges so long as it shall contest its validity in good faith and shall post any bond or security required by SunTrust against the payment. Upon the failure of the Owner to purchase required insurance or to pay such required amounts, SunTrust, at its option, and at the Owner's expense, may obtain such insurance or pay such taxes, assessments, and charges. In addition, SunTrust may from time to time, in its sole discretion, perform any undertakings of the Owner which the Owner shall fail to perform and take any other action which SunTrust deems necessary for the maintenance or preservation of any of the Collateral. Any amounts so paid shall be included in the Obligations secured by the Collateral. At SunTrust's request, the Owner agrees to promptly reimburse SunTrust on demand for all such expenses incurred by SunTrust, together with interest thereon from the date paid by SunTrust at the highest rate payable on the Obligations. Any insurance obtained by SunTrust, at its option, may be single or dual interest, protecting its rights, rights of the Owner or joint rights. Any insurance obtained by SunTrust may provide, at its option, that such insurance will pay the lesser of the unpaid balance of the Obligations or the repair or replacement value of the Collateral. SunTrust may use the proceeds of any insurance obtained by Owner or by SunTrust to repair or replace the Collateral or, if SunTrust elects to do so, to repay part or all of the Obligations, whether or not then due, and in such order as SunTrust may determine, and the Borrower will still be responsible to repay any remaining unpaid balance of the Obligations. The whole or partial loss or destruction of all or any part of the Collateral shall not affect or impair the obligation of any person or entity liable under the Obligations.

ADDITIONAL COVENANTS AND AGREEMENTS IF BORROWER IS DIFFERENT THAN OWNER. If Borrower is different than Owner, then so long as any of the Obligations remain outstanding or so long as this Security Agreement shall remain in effect Owner covenants and agrees as follows: (a) Owner hereby expressly consents to and adopts any agreements which Borrower has entered into or will enter into with SunTrust regarding any of the Obligations or the Collateral; (b) Owner hereby agrees that the Collateral shall be subject to disposition in accordance with the terms and conditions of this Security Agreement and any agreements executed by Borrower in connection with any of the Obligations or the Collateral; (c) Owner will not be subrogated to SunTrust's rights to any other collateral and any proceeds thereof in which SunTrust holds a security interest to secure payment of any of the Obligations; (d) Owner agrees that SunTrust may at any time and from time to time, without notice to, or the consent of, Owner: (i) retain any of the Collateral in satisfaction of any of the Obligations to the extent permitted by applicable law, (ii) retain or obtain a security interest or lien in any property in addition to the Collateral to secure payment or performance of any of the Obligations, (iii) allow or cause any Obligations to be incurred, (iv) retain or obtain persons or entities that are primarily or secondarily obligated upon any of the Obligations other than the Borrower, (v) extend or renew any of the Obligations for any period (whether or not longer than the original term), (vi) release, compromise or modify any of the Obligations, (vii) release, in whole or in part, any person or entity primarily or secondarily obligated upon any of the Obligations or enter into any compromise with respect to the obligation of any such person or entity relative to any of the Obligations, (viii) release, with or without consideration, SunTrust's security interest or lien in any property other than the Collateral which may at any time secure payment or performance of any of the Obligations,
(ix) accept substitutions or exchanges for any property other than the Collateral which may at any time secure payment or performance of any of the Obligations, (x) exercise its rights as a secured party and dispose of the Collateral without having first resorted to any property securing any of the Obligations other than the Collateral and without having first proceeded against or demanded payment from any person or entity primarily or secondarily obligated upon any of the Obligations; and (e) Owner specifically waives any and all rights pursuant to O.C.G.A. Sec. 10-7-24 or T.C.A. Sec. 47-12-101 et seq. if this Security Agreement is governed by the laws of Georgia or Tennessee and the same or similar provision contained in the Uniform Commercial Code of any other state or states which may govern this Security Agreement.

EVENTS OF DEFAULT. As used herein the term "Obligor" shall individually, collectively, jointly and severally refer to Borrower, Owner and any other person or entity that is primarily or secondarily liable upon all or any part of the Obligations secured hereby and any person or entity that has conveyed or may hereafter convey any security interest or lien to SunTrust in any real or personal property to secure payment of all or any part of the Obligations. An "Event of Default" shall occur hereunder upon the occurrence of any one or more of the following events or conditions:

         a. the occurrence of an "Event of Default" under Section 7.1 of the Loan Agreement; or

         b.       a demand by SunTrust is made pursuant to the Demand Note; or

         c should the state of organization or registration of Owner (if an entity) change or

         e. any other act or circumstance occurs or exists which leads SunTrust to deem itself insecure.

REMEDIES UPON DEFAULT; ACCELERATION OF OBLIGATIONS. The Obligations secured hereby shall automatically and simultaneously mature and become due and payable, without notice or demand, upon the filing of any petition or the commencement of any proceeding by or against an Obligor for relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt. Upon the occurrence of any one or more of the other Events of Default described above, the Obligations secured hereby shall, at the option of SunTrust, immediately mature and become due and payable, without notice or demand. If all or any part of the Obligations secured hereby are not paid as and when due and payable, whether by acceleration or otherwise, then SunTrust may, at its option, without notice or demand of any kind: (a) transfer all or any part of the Collateral into the name of SunTrust or its nominee, at Owner's expense, with or without disclosing that such Collateral is subject to SunTrust's security interest; (b) enter upon premises upon which the Collateral is located and, to the extent permitted by law without legal process, take exclusive possession of the Collateral, and redeem the Collateral, or any part thereof (irrespective of redemption penalty); (c) appropriate and apply toward payment of such of the Obligations, and in such order of application, as SunTrust may from time to time elect, all or any part of any balances, credits, items or monies in any bank deposit or deposit account constituting a part of the Collateral; (d) sell the Collateral at public or private sale, either in whole or in part, and SunTrust may purchase the Collateral at any such public sale and at any private sale as permitted by law. Such sale shall result in the sale, conveyance and disposition of all right, title and interest of Owner in all or any part of the Collateral which is the subject of such a disposition and SunTrust is authorized as attorney-in-fact for Owner to sign and execute any transfer, conveyance or instrument in writing that may be necessary or desirable to effectuate any such disposition of the Collateral, which power shall be coupled with an interest; and (e) exercise all other rights of a secured party under the Uniform Commercial Code and all other rights under law or pursuant to this Security Agreement, all of which shall be cumulative. If any notification of intended disposition of any Collateral is required by law, reasonable notification shall be deemed given if written notice is deposited in the U.S. Mail, first class or certified postage prepaid, addressed to Owner and such other persons or entities as SunTrust deems to be appropriate, stating the time and place of any public sale or the time after which any private sale or disposition is to be made, at least ten (10) days prior thereto. The proceeds of any disposition of the Collateral shall be applied in the following order (i) First, to pay all costs and expenses associated with the retaking, holding, preparation and disposition of the Collateral; (ii) Then to pay attorneys' fees; (iii) Next, to pay all accrued but unpaid interest upon the Obligations in such order as SunTrust may determine in its discretion; and (iv) Finally, to all unpaid principal outstanding upon the Obligations, whether or not due and payable, in such order as SunTrust may determine in its discretion. Any remaining surplus shall be paid to Owner or otherwise in accordance with law. If the proceeds of such disposition are insufficient to pay the Obligations in full, Borrower and all other persons or entities liable thereon shall remain fully obligated to SunTrust for the unpaid balance thereof.

EXECUTION BY MORE THAN ONE PARTY. The term "Owner" as used in this Security Agreement shall, if this instrument is signed by more than one party, mean the "Owner and each of them" and each shall be jointly and severally obligated and liable. If any party is a partnership or limited liability company, the agreements and obligations on the part of the Owner shall remain in force and applicable regardless of any changes in the parties composing the partnership or limited liability company and the term "Owner" shall include any altered or successive partnership or limited liability company and the predecessor partnership or limited liability company and its partners or members/managers shall not be released from any obligation or liability.

WAIVERS BY THE OWNER. The Owner hereby waives (a) notice of acceptance of this Agreement and of any extensions or renewals of credit by SunTrust to the Borrower; (b) presentment and demand for payment of the Obligations; (c) protest and notice of dishonor or default to the Owner or to any other party with respect to the Obligations; (d) all other notices to which the Owner might otherwise be entitled; and (e) if for business purposes, the benefit of any homestead exemption. To the extent permitted by applicable law, the Owner further waives any right to require that any action be brought against the Borrower or any other party, the right to require that resort be had to any security or to any balance of any deposit account or credit on the books of SunTrust in favor of the Borrower or any other party, the right to redeem the Collateral and to object to SunTrust's proposal to retain the Collateral in satisfaction of any of Obligations and any right to obtain injunctive or other relief relative to SunTrust's sale or other disposition of the Collateral and to recover losses caused by SunTrust's failure to approve or correct any list of Collateral provided to SunTrust for any purpose by any person or entity. Owner waives all rights, claims and defenses based on principles of suretyship.

NO OBLIGATION TO EXTEND CREDIT. This Security Agreement shall not be construed to impose any obligation on SunTrust to extend or continue to extend any credit at any time.

INDEMNITY. The Owner agrees to indemnify and hold harmless SunTrust, its subsidiaries, successors, and assigns and their respective agents, directors, employees, and officers from and against any and all complaints, claims, defenses, demands, actions, bills, causes of action (including, without limitation, costs and attorneys' fees), and losses of every nature and kind whatsoever, which may be raised or sustained by any directors, officers, employees, shareholders, creditors, regulators, successors in interest, or receivers of the Borrower or any third party as a result of or arising out of, directly or indirectly, SunTrust extending credit as evidenced by the Obligations to the Borrower, and taking the Collateral as security for the Obligations, and the Owner agrees to be liable for any and all judgments which may be recovered in any such action, claim, proceeding, suit, or bill, including any compromise or settlement thereof, and defray any and all expenses, including, without limitation, costs and attorneys' fees, that may be incurred in or by reason of such actions, claims, proceedings, suits, or bills.

FINANCING STATEMENTS AND ADDITIONAL DOCUMENTATION. SunTrust is authorized to file such financing statements and amendments as SunTrust deems necessary to perfect, continue or assure its security interest in the Collateral and the Owner hereby ratifies any financing statement filed previously by SunTrust. The Owner will deliver such instruments of future assignment or assurance, and such other agreements, as SunTrust may from time to time request to carry out the intent of this Security Agreement, and will join with SunTrust in executing any documents in form satisfactory to SunTrust, and hereby authorizes SunTrust to sign for Owner, or to file without signature, any financing statements, amendments and other documents and instruments from time to time as SunTrust may deem advisable, and pay any cost of filing the same, including all recordation, transfer, indebtedness and other taxes and fees, deemed advisable by SunTrust.

SUCCESSOR IN INTEREST: SUNTRUST AS COLLATERAL AGENT. This Security Agreement shall be binding upon the Owner, its successors and assigns, and the benefits hereof shall inure to SunTrust, its successors and assigns. Notwithstanding the foregoing, Owner shall not assign Owner's rights or obligations under this Security Agreement without SunTrust's prior written consent. SunTrust Bank shall serve as collateral agent on behalf of itself and present and future affiliates.

MISCELLANEOUS. (a) Each and every power given herein is coupled with an interest and is irrevocable by death or otherwise. (b) The captions of the paragraphs of this Security Agreement are for convenience only and shall not be deemed to constitute a part hereof or used in construing the intent of the parties. (c) If any part of any provision of this Security Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Security Agreement. (d) This Security Agreement shall not be modified or amended except in a writing signed by Owner and SunTrust. (e) All representations, warranties, covenants and agreements contained herein or made in writing by Owner in connection herewith shall survive the execution and delivery of this Security Agreement and any and all notes, other agreements, documents and writings relating to or arising out of any of the foregoing or any of the Obligations. (f) All rights and remedies of SunTrust expressed herein are in addition to all other rights and remedies possessed by SunTrust under applicable law or other agreements, including rights and remedies under any other agreement or instrument relating to any of the Obligations or any security therefor. (g) No waiver by SunTrust of any of its rights or remedies or of any default shall operate as a waiver of any other right or remedy or of any other default or of the same right or remedy or of the same default on a future occasion. No delay or omission on the part of SunTrust in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by SunTrust of any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No action of SunTrust permitted hereunder or under any agreement or instrument relating to any of the Obligations or any security therefor shall impair or affect the rights of SunTrust in and to the Collateral. (h) All terms as defined herein shall include both the plural and singular, where applicable. (i) All notices or communications given to Owner or SunTrust pursuant to the terms of this Security Agreement shall be in writing and given to Owner and SunTrust at the address set forth below. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the parties hereto at the addresses referred to herein or to such other addresses as either party may designate to the other party by a written notice given in accordance with the provisions of this Security Agreement. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail. (j) SunTrust shall not be responsible or liable for its failure to give notice to Owner of any default in the payment of any amounts that might become due and owing with respect to the Collateral nor shall SunTrust be responsible or liable for SunTrust's failure to collect any amounts payable with respect to the Collateral. (k) SunTrust shall be under no obligation to monitor the market value of any Collateral, to advise the Owner of such market value, or to take any action whatsoever to preserve the value of any Collateral by selling, exchanging or otherwise disposing of such Collateral in order to avoid any loss to the Owner resulting from a decline in the market value of such Collateral. (l) SunTrust shall be under no obligation to pay any amounts owing with respect to any Collateral. (m) This Agreement is in addition to and not in replacement of any other agreement between Owner and SunTrust.

WAIVER OF JURY TRIAL. OWNER AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS SECURITY AGREEMENT. FURTHER, OWNER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST, NOR SUNTRUST'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUNTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

The undersigned have executed this Security Agreement as of the date first written above.

Signature(s) of Individual Owner(s)      Signature(s) of Non-Individual Owner(s)

______________________________(Seal)     EMS TECHNOLOGIES, INC.
Owner's Signature                        Owner

______________________________(Seal)     By: /s/ _______________________________
Owner's Signature

______________________________(Seal)     Don T. Scartz, Executive Vice President
Owner's Signature                        Name and title, printed or typed

______________________________(Seal)     _______________________________________
Owner's Signature                        Owner

                                         By: ___________________________________

                                         _______________________________________
                                         Name and title, printed or typed

ADDRESSES

Owner Address for Purpose of Notice:     660 Engineering  Parkway
                                         Norcross, Georgia 30092

SunTrust Address for Purpose of Notice:  303 Peachtree Street
                                         Atlanta, Georgia 30308